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                                                                   EXHIBIT 10.17


                               STANDARD COMMERCIAL LEASE


                           ARTICLE 1.00   BASIC LEASE TERMS

    1.01 PARTIES. This lease agreement ("Lease") is entered into by and between the following Lessor and Lessee:
    SPECTRUM DEVELOPMENT, INC., a Florida corporation       ("Lessor")
    CREDIT CARD SOFTWARE, INC.                              ("Lessee")

    1.02 LEASED PREMISES. In consideration of the rents, terms, provisions and covenants of this Lease, Lessor hereby leases, lets and demises to Lessee the following described premises ("leased premises"):
53,578 rentable/47,527 usable (Approximate sq. ft.) SEE EXHIBIT A FOR DEMISED PREMISES (Job No.)
THE SPECTRUM                                     (Name of building or project)
900 WINDERLEY PLACE, SUITE 100                   (Street address/suite number)
MAITLAND, FLORIDA  32751                         (City, State and Zip Code)

    1.03 TERM. Subject to and upon the conditions set froth herein, the term of this Lease shall commence on July 1, 1990 the "commencement date") (the "completion date" which Lessor shall use its best efforts to establish as _________________________________________), and shall terminate June 30, 2000.

    1.04  BASE RENT AND SECURITY DEPOSIT.  Base rent is $    See Article 16 of
Addendum per month.  Security deposit is $41,668.96.

    1.05  ADDRESSES.
      Lessor's Address                        Lessor's Address
SPECTRUM DEVELOPMENT, INC.             CREDIT CARD SOFTWARE, INC.
900 WINDERLEY PLACE, SUITE 100         900 WINDERLEY PLACE, SUITE 200
MAITLAND, FLORIDA  32751               MAITLAND, FLORIDA  32751

    1.06  PERMITTED USE.  Computer data/processing center and business office


                                 ARTICLE 2.00   RENT

    2.01 BASE RENT. Lessee agrees to pay monthly as base rent during the term of this Lease the sum of money set forth in section 1.04 of this Lease, which amount shall be payable to Lessor at the address shown above. One monthly installment of rent shall be due and payable on or before the first day of each calendar month succeeding the commencement date or completion date during the term of this Lease; provided, if the commencement date or the completion date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the term of this

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Lease.  Lessee shall pay, as additional rent, all other sums due under this
Lease.  See the Addendum, Article 16 for monthly base rental amounts.

    2.02 OPERATING EXPENSES. In the event Lessor's operating expenses for the building and/or parcel of which the leased premises are a part shall in any calendar year during the term of this Lease, exceed the sum of $5.50 PER USABLE square foot. Lessee agrees to pay as additional rent Lessee's pro rata share of such excess operating expenses. Lessor may invoice Lessee monthly for Lessee's pro rata share of the estimated operating expenses for each calendar year, which amount shall be adjusted each year based upon anticipated operating expenses. Within nine months following the close of each calendar year, Lessor shall provide Lessee an accounting showing in reasonable detail all computations of additional rent due under this section.
 In the event the accounting shows that the total of the monthly payment made by Lessee exceeds the amount of additional rent due by Lessee under this section, the accounting shall be accompanied by a refund. In the event the accounting shows that the total of the monthly payments made by Lessee is less than the amount of additional rent due by Lessee under this section, the accounting shall be accompanied by an invoice for the additional rent. Notwithstanding any other provision in this Lease, during the year in which the Lease terminates, Lessor prior to the termination date, shall have the option to invoice Lessee for Lessee's pro rata share of the excess operating expenses based upon the previous year's operating expenses. If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any additional rent payable by Lessee applicable to the year in which such termination shall occur shall be prorated on the ratio that the number of days from the commencement of the calendar year to and including the termination date bears to 365 Lessee shall have the right; at its own expense and within a reasonable time, to audit Lessor's books relevant to the additional rent payable under this section. Lessee agrees to pay any additional rent due under this section within ten days following receipt of the invoice or accounting showing additional rent due.

    2.03 DEFINITION OF OPERATING EXPENSES. The term "operating expenses" includes all expenses incurred by Lessor with respect to the maintenance and operation of the building of which the leased premises are a part, including, but not limited to, the following: maintenance, repair and replacement costs; electricity, fuel, water, sewer, gas and other utility charges; security, window washing and janitorial services; trash and snow removal; landscaping and pest control; management fees, wages and benefits payable to employees of Lessor whose duties are directly connected with the operation and maintenance of the building; all services, supplies, repairs, replacements or other expenses for maintaining and operating the building or project including parking and common areas, the cost, including interest, amortized over its useful life, of any capital improvement* made to the building by Lessor after the date of this Lease which is required under any governmental law or regulation that was not applicable to the building at the time it was constructed, the cost, including interest, amortized over its useful life, of installation of any device or other equipment* which improves the operating efficiency of any system within the leased premises and thereby reduces operating expenses; all other expenses which would generally be regarded as operating and maintenance expenses which would reasonably be amortized over a period not to exceed five years; all real property taxes and installments of special assessments, including dues and assessments by means of deed restrictions and/or owners associations which accrue against the building of which the leased premises are a part during the term of this Lease;

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and all insurance premiums Lessor is required to pay or deems necessary to pay, including public liability insurance, with respect to the building. The term operating expenses does not include the following repairs; restoration or other work occasioned by fire, wind, the elements or other casualty; income and franchise taxes of Lessor, expenses incurred in leasing to or procuring of lessees, leasing commissions, advertising expenses and expenses for the renovating of space for new lessees; interest or principal payments on any mortgage or other indebtedness of Lessor; compensation paid to any employee of Lessor above the grade of property manager, any depreciation allowance or expense;** or operating expenses which are the responsibility of Lessee.

      *less depreciation
     **legal and collection costs

    2.04 LATE PAYMENT CHARGE. Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment is not received by Lessor on or before the tenth day of the month for which the rent is due, or if any other payment due Lessor by Lessee is not received by Lessor on or before the tenth day of the month next following the month in which Lessee was invoiced, a late payment charge of five percent of such past due amount shall become due and payable in addition to such amounts owed under this Lease.

    2.05 INCREASE IN INSURANCE PREMIUMS. In an increase in any insurance premiums paid by Lessor for the building is caused by Lessee's use of the leased premises in a manner other than as set forth in section 1.06, or if Lessee vacates the leased premises and causes an increase in such premiums, then Lessee shall pay as additional rent the amount of such increase to Lessor.

    2.06 SECURITY DEPOSIT. The security deposit set forth above shall be held by Lessor for the performance of Lessee's covenants and obligations under this Lease, it being expressly understood that the security deposit shall not be considered an advance payment of rental or a measure of Lessor's damage in case of default by Lessee. Upon the occurrence of any event of default by Lessee or breach by Lessee of Lessee's covenants under this Lease, Lessor may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rent, or to repair any damage or injury, or pay any expense or liability incurred by Lessor as a result of the event of default or breach of covenant, and any remaining balance of the security deposit shall be returned by Lessor to Lessee upon termination of this Lease. If any portion of the security deposit is so used or applied, Lessee shall upon ten days written notice from Lessor, deposit with Lessor by cash or cashier's check an amount sufficient to restore the security deposit to its original amount.

    2.07 HOLDING OVER. In the event that Lessee does not vacate the leased premises upon the expiration or termination of this Lease, Lessee shall be a tenant at will for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that Lessee shall pay Lessor as base rental for the period of such holdover an amount equal to two times the base rent which would have been payable by Lessee had the holdover period been a part of the original term of this Lease. Lessee agrees to vacate and deliver the leased premises to Lessor upon Lessee's receipt of notice from Lessor to vacate. The rental payable during the

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holdover period shall be payable to Lessor on demand.  No holding over by
Lessee, whether with or without the consent of Lessor, shall operate to extend the term of this Lease.

                           ARTICLE 3.00   OCCUPANCY AND USE

    3.01 USE. Lessee warrants and represents to Lessor that the leased premises shall be used and occupied only for the purpose as set forth in section 1.06. Lessee shall occupy the leased premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance. Lessee shall not permit any operation which emits any odor or matter which intrudes into other portions of the building, use any apparatus or machine which makes undue noise or causes vibration in any portion of the building or otherwise interfere with, annoy or disturb any other lessee in its normal business operations or Lessor in its management of the building. Lessee shall neither permit any waste on the leased premises nor allow the leased premises to be used in any way which would, in the opinion of Lessor, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the building.

    3.02 SIGNS. No sign of any type or description shall be erected, placed or painted in or about the leased premises or project except those signs submitted to Lessor in writing and approved by Lessor in writing, and which signs are in conformance with Lessor's sign criteria establish for the project.

    3.03 COMPLIANCE WITH LAWS, RULES AND REGULATIONS. Lessee, at Lessee's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the leased premises. Lessee will comply with the rules and regulations of the building adopted by Lessor which are set forth on a schedule attached to this Lease. Lessor shall have the right at all times to change and amend the rules and regulations in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of
the building or the leased premises.   All changes and amendments to the
rules and regulations of the building will be sent by Lessor to Lessee in writing and shall thereafter be carried out and observed by Lessee.

    3.04 WARRANTY OF POSSESSION. Lessor warrants that it has the right and authority to execute this Lease, and Lessee, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have possession of the leased premises during the full term of this Lease as well as any extension or renewal thereof. Lessor shall not be responsible for the acts or omissions of any other lessee or third party that may interfere with Lessee's use and enjoyment of the leased premises.

    3.05 INSPECTION. Lessor or its authorized agents shall at any and all reasonable times have the right to* enter the leased premises to inspect the same, to supply janitorial service or any other service to be provided by Lessor, to show the leased premises to prospective purchasers or lessees, and to alter, improve or repair the leased premises or any other portion of the building. Lessee hereby waives any claim for damages for injury or inconvenience to or interference with

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Lessee's business, any loss of occupancy or use of the leased premises, or use of the leased premises and any other loss occasioned thereby. Lessor shall at all times have and retain a key with which to unlock all of the doors in, upon and about the leased premises. Lessee shall not change Lessor's lock system or in any other manner prohibit Lessor from entering the leased premises. Lessor shall have the right to use any and all means which Lessor may deem proper to open any door in an emergency without liability therefor.

    *Entry by Lessor will be at reasonable times with reasonable prior notice given Lessee.

                         ARTICLE 4.00   UTILITIES AND SERVICE

    4.01 BUILDING SERVICES. Lessor shall provide water and electricity for Lessee during the term of this Lease, Lessee shall pay all telephone charges.
 Lessor shall furnish Lessee hot and cold water at those points of supply provided for general use of other lessees in the building, central heating and air conditioning in season (at times Lessor normally provides these services to other lessees in the building, and at temperatures and in amounts as are considered by Lessor to be standard or in compliance with any government regulations, such service on Saturday afternoons, Sundays, evenings and holidays to be furnished only upon the request of Lessee, who shall bear the entire cost). Lessor shall also provide routine maintenance, painting and electric lighting service for all public areas and special service areas of the building in the manner and to the extent deemed by Lessor to be standard. Lessor may, in its sole discretion, provide additional services not enumerated herein. Failure by Lessor to any extent to provide these defined services or any other services not enumerated, or any cessation thereof, shall not render Lessor liable in any respect for damages to either person or property, be construed as an eviction of Lessee, work an abatement of rent or relieve Lessee from fulfillment of any covenant in this Lease. Should any of the equipment or machinery break down, or for any cause cease to function properly, Lessor shall use reasonable diligence to repair the same promptly, but Lessee shall have no claim for rebate of rent on account of any interruption in service occasioned from the repairs. Lessor reserves the right from time to time to make changes in the utilities and services provided by Lessor to the building.**

    **After hour utility usage will be charged at $15.00 per hour. See Addendum, Article 25 for building hours.

    4.02 THEFT OR BURGLARY. Lessor shall not be liable to Lessee for losses to Lessee's property or personal injury caused by criminal acts or entry by unauthorized persons into the leased premises or the building.

    4.03 JANITORIAL SERVICE. Lessor shall furnish janitorial services to the leased premises and public areas of the building five times per week during the term of this Lease, excluding holidays. Lessor shall provide standard janitorial service to kitchens or storage areas included in the leased premises. Standard janitorial service in these areas will not include cleaning of dishes, glasses, or handling of food items.

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    4.04  EXCESSIVE UTILITY CONSUMPTION.  Lessee shall pay all utility costs occasioned by electrodata processing machines, telephone equipment, computers, and other equipment of high electrical consumption, including without limitation, the cost of installing, servicing and maintaining any special or additional inside or outside wiring or lines, meters or submeters, transformers, poles, air conditioning costs, or the cost of any other equipment necessary to increase the amount or type of electricity or power available in the leased premises. See Addendum, Article 26.

    4.05 WINDOW COVERING. Lessor shall furnish and install window coverings on all exterior windows to maintain a uniform exterior appearance. Lessee shall not remove or replace these window coverings or install any other window covering which would affect the exterior appearance of the building. Lessee may install lined or unlined over draperies on the interior sides of the Lessor furnished window coverings for interior appearance or to reduce light transmission, provided such over draperies do not affect the exterior appearance of the building or affect the operation of the building's heating, ventilating or air conditioning systems.

    4.06 CHARGE FOR SERVICE. All costs of Lessor for providing the services set forth in article 4.00 (except those charges paid by Lessee pursuant to section 4.04) shall be subject to the additional rent provision in section 2.02.

                        ARTICLE 5.00   REPAIRS AND MAINTENANCE

    5.01 LESSOR REPAIRS. Lessor shall not be required to make any improvements, replacements or repairs of any kind or character to the leased premises or the project during the term of this Lease except as are set forth in this section. Lessor shall maintain only the roof, foundation, parking and common areas, the structural soundness of the exterior walls, doors, corridors, windows and other structures or equipment serving the leased premises. Lessor's cost of maintaining and repairing the items set forth in this section are subject to the additional rent provisions in section 2.02. Lessor shall not be liable to Lessee, except as expressly provided in this Lease, for any damage or inconvenience, and Lessee shall not be entitled to any abatement or reduction of rent by reason of any repairs, alternations or additions made by Lessor under this Lease.

    5.02 LESSEE REPAIRS. Lessee shall, at its own cost and expense, repair or replace any damage or injury to all or any part of the leased premises caused by any act or omission of Lessee or Lessee's agents, employees, invitees, licensees; provided, however, if Lessee fails to make the repairs or replacements promptly, Lessor may, at its option, make the repairs or replacements, and the costs of such repairs or replacements shall be charged to Lessee as additional rent and shall become payable by Lessee with the payment of the rent next due hereunder.

    5.03 REQUEST FOR REPAIRS. All request for repairs or maintenance that are the responsibility of Lessor pursuant to any provision of this Lease must be made in writing to Lessor at the address in section 1.05.

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    5.04  LESSEE DAMAGES.  Lessee shall not allow any damage to be committed on any portion of the leased premises or building, and at the termination of this Lease, by lapse of time or otherwise, Lessee shall deliver the leased premises to Lessor in as good condition as existed at the commencement date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the leased premises shall be borne by Lessee.

                     ARTICLE 6.00   ALTERNATIONS AND IMPROVEMENTS

    6.01 LESSOR IMPROVEMENTS. If construction to the leased premises is to be performed by Lessor prior to or during Lessee's occupancy, Lessor will complete the construction of the improvements to the leased premises in accordance with plans and specifications agreed to by Lessor and Lessee, which plans and specifications are made a part of this Lease by reference. Within fourteen days of receipt of plans and specifications, Lessee shall execute a copy of the plans and specifications and, if applicable, change orders setting froth the amount of any costs to be borne by Lessee. In the event Lessee fails to execute the plans and specifications and change order within the fourteen day period, Lessor may, at its sole option, declare this Lease cancelled or notify Lessee that the base rent shall commence on the completion date even though the improvements to be constructed by Lessor may not be complete. Any change or modifications to the approved plans and specifications shall be made and accepted by written change order or agreements signed by Lessor and Lessee and shall constitute an amendment to this Lease.

    6.02 LESSEE IMPROVEMENTS. Lessee shall not make or allow to be made any alternations or physical additions in or to the leased premises without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Any alterations, physical additions or improvements to the leased premises made by Lessee shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease; provided, however, Lessor, at its option, may require Lessee to remove any physical additions and/or repairs any alternation in order to restore the leased premises to the condition existing at the time Lessee took possession, all*** costs of removal and/or alterations to be borne by Lessee.
 This clause shall not apply to moveable equipment or furniture owned by Lessee, which may be removed by Lessee at the end of the term of this Lease if Lessee is not then in default and if such equipment and furniture are not then subject to any other rights, liens and interests of Lessor.

    ***fair wear and tear expected

                        ARTICLE 7.00   CASUALTY AND INSURANCE

    7.01 SUBSTANTIAL DESTRUCTION. If the leased premises shall be totally destroyed by fire or other casualty, or if the leased premises should be damaged so that rebuilding cannot reasonably be completed within ninety working days after the date of written notification by Lessee to Lessor of the destruction, this Lease shall terminate and the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification.

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    7.02  PARTIAL DESTRUCTION.  If the leased premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within ninety working days from the date of written notification by Lessee to Lessor of the destruction, this Lease shall not terminate, and Lessor shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the building or other improvements to substantially the same condition in which they existed prior to the damage. If the leased premises are to be rebuilt or repaired and are untenatable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Lessee, its agents, employees, invitees or those for whom Lessee is responsible, the rent payable under this Lease during the period for which the leased premises are untenable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Lessor fails to complete the necessary repairs or rebuilding within ninety working days from the date of notification by Lessee to Lessor of the destruction, Lessee may at its option terminate this Lease by delivering written notice of termination to Lessor, whereupon all rights and obligations under this Lease shall cease to exist. The Lessee shall be entitled to rebuild or repair such damages if the Lessor fails to do so and to claim all reasonable costs from the Lessor.

    7.03 PROPERTY INSURANCE. Lessor shall at all times during the term of this Lease maintain a policy or policies of insurance with the premiums paid in advance, issued by and biding upon some solvent insurance company, insuring the building against all risk of direct physical loss in an amount equal to at least ninety percent of the full replacement cost of the building structure and its improvements as of the date of the loss; provided, Lessor shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Lessee upon or within the leased premises, any fixtures installed or paid by Lessee upon or within the leased premises, or any improvements which Lessee may construct on the leased premises. Lessee shall have no right in or claim to the proceeds of any policy of insurance maintained by Lessor even if the cost of such insurance is borne by Lessee as set forth in article 2.00.

    7.04 WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Lessor and Lessee hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur in the leased premises, improvements to the building of which the leased premises are a part, or personal property within the building, by reason of fire or the elements, regardless of cause or origin, including negligence of Lessor or Lessee and their agents, officers and employees. Lessor and Lessee agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this section, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers.

    7.05 HOLD HARMLESS. ****Lessor shall not be liable to Lessee's employees, agents, invitees, licensees or visitors, or to any other person, for an injury to person or damage to property on or about the leased premises caused by any act or omission of Lessee, its agents, servants or employees, or of any other person entering upon the leased premises under express or implied invitation by Lessee, or caused by the improvements located on the leased premises becoming out of repair, the failure or cessation of any service provided by Lessor (including security service and devices), or caused by leakage of gas, oil, water or steam or by electricity emanating from the leased premises. Lessee agrees to indemnify and hold harmless Lessor of and from any loss, attorney's fees, expenses or claims arising out of any such damage or injury.

****Save for the negligence of the Lessor or its agents, employees or sub-contractors

                             ARTICLE 8.00   CONDEMNATION

    8.01 SUBSTANTIAL TAKING. If all or a substantial part of the leased premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the leased premises for the purpose for which it is then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority Lessee shall have no claim to the condemnation award or proceeds in lieu thereof. Lessor shall notify Lessee of any proposed condemnation actions.

                   [Page missing from original lease]

    11.02 REMEDIES FOR LESSEE'S DEFAULT. Upon the occurrence of any event of default set forth in this Lease, Lessor shall have the option to pursue any one or more of the remedies set forth herein without any notice or demand. (1) Lessor may enter upon and take possession of the leased premises, by picking or changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the leased premises without being liable for any claim for damages, and relet the leased premises on behalf of Lessee and receive the rent directly by reason of the reletting. Lessee agrees to pay Lessor on demand any deficiency that may arise by reason of any reletting of the leased premises; further, Lessee agrees to reimburse Lessor for any expenditures made by it in order to relet the leased premises, including, but not limited to, remodeling and repair costs. (2) Lessor may enter upon the leased premises, by picking or changing locks if necessary, without being liable for any claim for damages, and do whatever Lessee is obligated to do under the terms of this Lease. Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in effecting compliance with Lessee's obligations under this Lease; further, Lessee agrees that Lessor shall not be liable for any damages resulting to Lessee from effecting compliance with Lessee's obligations under this Lease caused by the negligence of Lessor or otherwise. (3) Lessor may terminate this Lease, in which event Lessee shall immediately surrender the leased premises to Lessor, and if Lessee fails to surrender the leased premises, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the leased premises, by picking or changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the leased premises without being liable for any claim for damages. Lessee agrees to pay on demand the amount of all loss and damage which Lessor may suffer by reason of the termination of this Lease under this section, whether through inability to relet the leased premises on satisfactory terms or otherwise. Notwithstanding any other remedy set forth in this Lease, in the event Lessor has made rent concessions of any type or character, or waived any base rent, and Lessee fails to take possession of the leased premises on the commencement or completion date or otherwise defaults at any time during the term of this Lease, the rent concessions, including any waived base rent, shall be cancelled and the amount of the base rent or other rent concessions shall be due and payable immediately as if no rent concessions or waiver of any base rent had ever been granted. A rent concession or waiver of the base rent shall not relieve Lessee of any obligation to pay any other charge due and payable under this Lease including without limitation any sum due under section 2.02. Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Lessor only by mailing or delivering written notice of such termination to Lessee, and no other act or omission of Lessor shall be construed as a termination of this Lease.

                              ARTICLE 12.00   RELOCATION

[Original text deleted]

                             ARTICLE 13.00   DEFINITIONS

    13.01 ABANDON. "Abandon" means the vacating of all or a substantial portion of the leased premises by Lessee. If Lessee continues to pay rental for a period of nine consecutive months, Lessee will not for that period be deemed to be in abandonment.

    13.02 ACT OF GOD OR FORCE MAJEURE. An "act of God" or "force majeure" is defined for purposes of this Lease as strikes, lockouts, sitdowns, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of Lessor and which by the exercise of due diligence Lessor is unable, wholly or in part, to prevent or overcome.

    13.03 BUILDING OR PROJECT. "Building" or "project" as used in this Lease means the building and/or project described in section 1.02, including the leased premises and the land upon which the building or project is situated.

    13.04 COMMENCEMENT DATE. Commencement date" shall be the date set forth in section 1.03. The commencement date shall constitute the commencement of the term of this Lease for all purposes, whether or not Lessee has actually taken possession.

    13.05 COMPLETION DATE. "Completion date" shall be the date on which the improvements erected and to be erected upon the leased premises shall have been completed in accordance with the plans and specifications described in article 6.00. The completion date shall constitute the commencement of the term of this Lease for all purposes, whether or not Lessee shall actually taken possession. Lessor shall use its best efforts to establish the completion date as the date set forth in section 1.03. In the event that the improvements have not in fact been competed as of that date, Lessee shall notify Lessor in writing of its objections. Lessor shall have a reasonable time after delivery of the notice in which to take such corrective action as may be necessary and shall notify Lessee in writing as soon as it deems such corrective action has been completed and the improvements are ready for occupancy. Upon completion of construction, Lessee shall deliver to Lessor a letter accepting the leased premises as suitable for the purposes for which they are let and the date of such letter shall constitute the commencement of the term of this Lease. Whether or not Lessee has executed such letter of acceptance, taking possession of the leased premises by Lessee shall be deemed to establish conclusively that the improvements have been completed in accordance with the plans and specifications, are suitable for the purposes for which the leased premises are let, and that the leased premises are in good and satisfactory condition as of the date possession was so taken by Lessee, except for latent defects, if any.

    13.06 SQUARE FEET. "Square feet" or "square foot" as used in this Lease includes the area contained within the leased premises together with a common area percentage factor of the leased premises proportionate to the total building area.

                            ARTICLE 14.00   MISCELLANEOUS

    14.01 WAIVER. Failure of Lessor to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not continue a waiver of the default, but Lessor shall have the right to declare the default of any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in article 11.00 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy constitute forfeiture or waiver of any rent or damages accruing to Lessor by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Lessor to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.

    14.02 ACT OF GOD. Lessee shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Lessee, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of God, force majeure or by Lessee.

    14.03 ATTORNEY'S FEES. In the event Lessee defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Lessor places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent due or to become due or recovery of the possession of the leased premises, Lessee agrees to pay Lessor's costs of collection, including reasonable attorney's fees for the services of the attorney, whether suit is actually filed or not. The prevailing party in any litigation will be entitled to recover attorney's fees and costs.

    14.04 SUCCESSORS. This Lease shall be binding upon and inure in the benefit of Lessor and Lessee and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Lessor's interest in the leased premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect, and Lessee hereunder agrees to attorn to the then owner of the leased premises.

    14.05 RENT TAX. If applicable in the jurisdiction where the leases premises are situated, Lessee shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Lessor by Lessee under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent, additional rent, operating expenses or other charge upon which the tax is based as set forth above.

    14.06 CAPTIONS. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any section.

    14.07 NOTICE. All rent and other payments required to be made by Lessee shall be payable to Lessor at the address set forth in Section 1.05. All payments required to be made by Lessor to Lessee shall be payable to Lessee at the address set forth in Section 1.05, or at any other address within the United States as Lessee may specify from time to time by written notice. Any notice or document required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in section 1.05.

    14.08 SUBMISSION OF LEASE. Submission of this Lease to Lessee for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Lessor and Lessee.

    14.09 CORPORATE AUTHORITY. If Lessee executes this Lease as a corporation, each of the persons executing this Lease on behalf of Lessee does hereby personally represent and warrant that Lessee is a duly authorized and existing corporation, that Lessee is qualified to do business in the state in which the leased premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. In the event any representation or warranty is false, all persons who execute this Lease shall be liable, individually, as Lessee.

    14.10 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

    14.11 LESSOR'S LIABILITY. If Lessor shall be in default under this Lease and, if as a consequence of such default, Lessee shall recover a money judgment against Lessor, such judgment shall be satisfied only out of the right, title and interest of Lessor in the building as the same may then be encumbered and neither Lessor nor any person or entity comprising Lessor shall be liable for any deficiency. In no event shall Lessee have the right to levy execution against any property of Lessor nor any person or entity comprising Lessor other than its interest in the building as herein expressly provided.

    14.12 INDEMNITY. Lessor agrees to indemnify and hold harmless Lessee from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Lessor. Lessee agrees to indemnify and hold harmless Lessor from and against any liability claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Lessee.

                ARTICLE 15.00   AMENDMENT AND LIMITATION OF WARRANTIES

    15.01 ENTIRE AGREEMENT. IT IS EXPRESSLY AGREED BY LESSEE, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR TO THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE.

    15.02 AMENDMENT. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LESSOR AND LESSEE.

    15.03 LIMITATION OF WARRANTIES. LESSOR AND LESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY,
HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

                           ARTICLE 16.00   OTHER PROVISIONS

               The Addendum attached hereto is incorporated herein and
                        by this reference made a part hereof.

                             ARTICLE 17.00   SIGNATURES

SIGNED at Maitland, Florida this 28 day of June, 1990.

              LESSOR                            LESSEE

VRS REALTY SERVICES - FLORIDA, INC.    CREDIT CARD SOFTWARE, INC.
AS AGENT FOR:
SPECTRUM DEVELOPMENT, INC.


By: /s/ Donald L. DeVane, Jr.               By:  /s/ Robert M. Klinger
   ------------------------------------        --------------------------------
    Donald L. DeVane, Jr. as President           Robert M. Klinger, EVP
    of VRS REALTY SERVICES -                     (Type Name and Title)
    FLORIDA, INC.
    (Type Name and Title)

Two Witnesses                               Two Witnesses

/s/ Carol A. Mercado                        /s/ Carol A. Mercado
---------------------------------------     -----------------------------------


/s/ Rolland E. Hunter                       /s/ Rolland E. Hunter
---------------------------------------     -----------------------------------

                     ADDENDUM TO STANDARD COMMERCIAL LEASE


    16. BASE RENTAL RATES: The following rates of rentable space shall apply during the term of

                                               Rate per Rentable
                             Lease Years          Square Foot
                             -----------       -----------------

                               1 & 2                 $17.75
                               3 & 4                 $18.46
                               5 & 6                 $19.20
                               7 & 8                 $19.97
                               9 & 10                $20.77

However, Lessee shall be granted free rent for the first nine months of the lease term with the free rent being spread over the first 24 months of the lease term which will result in a net effective rate of $11 per square foot of rentable space. If Lessee increases the leased premises by taking expansion space within the first nine months of the lease term, Lessee shall receive free rent for the remaining number of months left in the first nine months of the lease term and the credit shall be spread over the balance of the first 24-month period of the lease term. For example, when Suite 105 is added as of October 1, 1990, Lessee will receive the benefit of six months of free rent spread over the remaining 18 months of the Initial 24-month period of the lease term.

    Additionally for the first 24 months of the lease term, Landlord shall decrease the amount of base rent due by $5,593.75 a month ($134,250 over 24 months).

    17. OPTION TO RENEW: Lessee has the option to renew this Lease for one 5-year term. Lessee must give Lessor written notice at least 120 days prior to the end of the initial term that Lessee has elected to exercise its option to renew the Lease. If Lessee elects to renew the Lease after the initial term, Lessee shall pay rent to Lessor at the following rates per year at the extended term:

                                               Rate per Rentable
                            Option Year           Square Foot
                            -----------        -----------------

                                 1                  $22.22
                                 2                  $23.78
                                 3                  $25.45
                                 4                  $27.23
                                 5                  $29.14

    18. MANDATORY EXPANSIONS: Lessee agrees it shall lease from Lessor the following designated suites in the Spectrum at the time the current tenant's leasee term, as extended if applicable, expires.


                                   Rentable            Date
                  Suite         Square Footage      Available
                  -----         --------------      ---------

                   105               2,617          10/1/90 or
                                                    10/1/96


    Lessee's right to expand into the above-listed suite is subject to any illegal holdovers by the current tenant. If current tenant illegally holdover, Lessor shall take appropriate action to remove the current tenant from the above-designated suite. Lessor and Lessee shall execute a lease amendment each time expansion space is added. All rent on the expansion space shall be due and payable to Lessor from Lessee on the day following the expiration date of the current tenant's lease or such earlier date as the expansion space is delivered to Lessee.

    19. PARTIAL CANCELLATION OF SUITE 140: If Lessee is not in default hereunder, Lessee shall have the option to cancel approximately 3,500 rentable square feet out of a total of 11,770 rentable square feet as indicated of Exhibit A. Cancellation would become effective 90 days after the following event occurs:

         Suite 105 (mandatory expansion) is made available to Lessee per
         Article 18.

    Lessee agrees to pay for 50% of the cost to install a demising wall in order to separate the 3,500 square feet from the balance of Suite 140, with Lessee's contribution not to exceed $3,500.00.



     20. OPTIONAL EXPANSION SPACE: If Lessee is not in default hereunder, Lessee shall have the option to lease Suites 113, 115, 215, 100, 110, 114, 126, 148, 228, 122, 240, 230, 130, and 250. Lessor shall notify Lessee at least 120 days prior to the expiration of the leases currently in place of the existing suites. Lessee shall have 15 days from the delivery of said notice to notify Lessor whether it shall exercise its option to expand into the space described in the notice from Lessor. If Lessee does not respond within 15 days after the delivery of said notice that it desires to expand into the space described in the notice, Lessee shall be deemed to have not accepted to expand into the space and Lessor shall have full right to lease the space to another entity.

    21. TENANT IMPROVEMENT ALLOWANCE: If Lessee is not in default hereunder, Lessor shall pay Lessee $15,264.24 tenant improvement allowance to improve the leased premises. Within 45 days of the commencement date of this Lease, Lessor shall deliver $15,264.21 of the tenant improvement allowance to Lessee.

    Additionally, Lessor shall provide Lessee tenant improvement allowances and space planning allowances for the expansion areas Lessee adds to the leased premises. The tenant improvement and space planning allowance shall be payable within 60 days after the commencement date of the Amendment to the Lease adding the expansion space to the Lease. The tenant improvement and space planning allowance will be determined by the calendar year during which the expansion space was added to the leased premises. The following chart indicates the amount of tenant improvement and space planning allowance payable for the expansion areas during each calendar year:

                          Allowance per
                            Rentable           Space Planning Allowance
                 Year      Square Foot         Per Rentable Square Foot
                 ----      -----------         ------------------------
                 1990         $4.00                       $.50
                 1991         $4.50                       $.50
                 1992         $5.00                       $.50
                 1993         $5.50                       $.50
                 1994         $6.00                       $.50
                 1995         $6.50                       $.50


Suite 120 (7,035 square feet) which is part of the 53,578 rentable square feet in Article 1.02 will be considered as an expansion area and subject to tenant improvement and space planning allowance in this Article 21.

    22. REFURBISHING ALLOWANCE: If Lessee is not in default hereunder, Lessor shall provide Lessee with a refurbishing allowance at the end of the fifth year of the lease term. The amount of the refurbishing allowance shall be calculated by the Rentable Square Footage of leased premises as of July 1, 1995 times $150 per square foot. Lessor shall pay the amount so calculated to Lessee no later than September 30, 1995.

    23. RELEASE OF SECURITY DEPOSIT: If Lessee is not in default hereunder, Lessor shall release the security deposit of $41,668.96 to Lessee within 30 days after the second year anniversary date of the Lease Term.

    24. LESSEE'S SIGNAGE: Subject to the land use restrictions of Maitland Center and applicable governmental sign restrictions and criteria, Lessor shall, at Lessor's expense, install Lessee's name on the ground-mounted entrance sign now located at the north entrance to the building. The sign shall be subject to Lessor's approval and Lessor shall pay for the initial sign only. If Lessee subsequent changes its name, Lessee shall be responsible for any expense incurred in changing the sign.

    Lessor agrees to allow Lessee to install a mutually agreed upon identification on or about the south entrance of the building. Lessor agrees to allow Lessee to install certain agreed upon interior signage and/or graphics for directional purposes to Lessee's various premises within the building. South entrance signage and interior directional signage and/or graphics will be at the expense of the Lessee and will require prior written approval which will not be unreasonably withheld.

    25. STANDARD BUILDING HOURS: Standard building hours will be from 7:00 a.m. to 6:00 p.m., Monday through Friday and on Saturday from 8:00 a.m. to 1:00 p.m. excluding the computer room.

    26. EXCESSIVE UTILITY CONSUMPTION: Lessor acknowledges that standard office equipment such as electric typewriters, personal computers, and copiers will not be considered to use high electrical consumption, and Lessee will not be required to pay the utility cost on the above types of equipment.
 As a part of Lessee's leasehold improvements, Lessor has had installed separate electrical metering of the Lessee's computer room (approximately 1,200 square feet) and separate stand alone heating and air conditioning equipment appropriate for the computer room. Lessee shall be responsible for the payment of the electrical charges for the computer room.

    Lessor shall credit Lessee $1,500 each year for payment of electrical charges made by Lessee for the 1,200 square foot computer room. Said credit shall be deducted from excess operating expenses (see 2.02) due from Lessee. If the total excess operating expenses due from Lessee is less than $1,500, Lessor shall remit the difference to Lessee

    27. AMENDMENT TO 5.01: 5.01, Lessor's Repairs, shall be amended with the following additions:

    Lessor, will exercise due diligence in maintaining Lessee's premises. Lessor will allow the Lessee to make repairs if Lessor fails to do so within a reasonable period of time after Lessor's receipt of notice of the need for repairs. Lessee's cost of effecting the repairs will be reimbursed by Lessor.

    28. REQUIRED CONSENT: All consents required under this Lease will not be unreasonably withheld or delayed, unless otherwise stated.

    29. AFTER HOURS ACCESS: After hours access to the leased premises by Lessee's employees shall be provided by Lessor, at no cost to Lessee, through secured common area doors, by an automated security system. The security system will also allow Lessee to access the heating and air conditioning units controlling the leased premises which Lessee shall pay for pursuant to paragraph 4.01 of the Lease.

    30. BROKERAGE COMMISSION: Lessor shall pay Keystone Business Investment Corporation $76,500.00 as a brokerage commission in connection with the execution of this Lease. Lessee agrees to indemnify and hold harmless Lessor from and against any additional brokerage commission, costs, expenses (including attorneys' fees) and damages incurred by Lessor as a result of any claims or suits brought on behalf of (i) Kaystone Business Investment Corporation claiming that it was owed more brokerage commission that the $76,500.00 or (ii) any other real estate broker.

    31. PARKING. There will be approximately 409 surface parking spaces. Parking will be provided at no charge to the Lessee.

    32. RADON GAS. Radon is a naturally occurring radio-active gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

    33. LEASE TERMINATION: Lessor and Lessee agree that the certain Standard Commercial Lease executed between Lessor and Lessee and dated February 26, 1986, as amended, shall become null and void simultaneously with the execution of this Lease.

    34. NET PROFIT PARTICIPATION AGREEMENT: Tenant shall receive 5% of any net proceeds upon sale (or refinance) of The Spectrum office building, after repayment of the mortgage encumbering The Spectrum, all equity contributions owed by Landlord to Landlord's lenders, and related costs, fees, commission, etc., including, but not limited to, title insurance, broker's commission, surveys, legal expenses, costs and documentary stamp taxes. For the purposes of this agreement the fixed value of The Spectrum will be $14,500,000.

    This participation does not apply to any transfer of ownership from the current owner (Spectrum Development, Inc.) to Landlord's lenders (First Union and Chemical Bank) or an assignee of the Landlord's lenders.

Signed in the presence of:             VRS REALTY SERVICES-FLORIDA, INC.
                                       as Agent for
                                       SPECTRUM DEVELOPMENT, INC.
                                       a Florida corporation



/s/ Carol A. Mercado                   By:  /s/ Donald L. DeVane, Jr.
-------------------------------------     ------------------------------------
                                           Donald L. DeVane, Jr.
/s/ Rolland E. Hunter                      as VRS Realty Services -
-------------------------------------      Florida, Inc.'s President
Two witnesses


                                        CREDIT CARD SOFTWARE, INC.
                                        a Florida corporation


/s/ Carol A. Mercado                    By:  /s/ Robert M. Klinger
-------------------------------------      ------------------------------------
                                           Robert M. Klinger as its EVP
/s/ Rolland E. Hunter
-------------------------------------

                                RULES AND REGULATIONS


1. Lessor agrees to furnish Lessee two keys without charge. Additional keys will be furnished at a nominal charge. Lessee shall not change locks or install daditional locks on doors without prior written consent of Lessor. Lessee shall not make or cause to be made duplicates of keys procured from Lessor without prior approval of Lessor. All keys to leased premises shall be surrendered to Lessor upon termination of this Lease.

2. Lessee will refer all contractors, contractor's representatives and installation technicians rendering any service on or to the leased premises for Lessee to Lessor for Lessor's approval before performance of any contractual service. Lessee's contractors and installation technicians shall comply with Lessor's rules and regulations pertaining to construction and installation. This provision shall apply to all work performed on or about the leased premises or project, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of the leased premises or project.

3. Lessee shall not at any time occupy any part of the leases premises or project as sleeping or lodging quarters.

4. Lessee shall not place, install or operate on the leased premises or in any part of the building any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the leases premises or project any explosives, gasoline, kerosene, oil, acids, caustics, or any flammable, explosive or hazardous material without written consent of Lessor.

5. Lessor will not be responsible for lost or stolen personal property, equipment, money or jewelry from the leased premises or the project regardless of whether such loss occurs when the area is locked against entry or not.

6. No dogs, cats, fowl, or other animals shall be brought into or kept in or about the leased premises or project.

7. Employees of Lessor shall not receive or carry messages for or to any Lessee or other person or contract with or render free or paid services to any Lessee or to any of Lessee's agents, employees or invitees.

8. None of the parking, plaza, recreation, or lawn areas, entries, passages, doors, elevators, hallways or stairways shall be blocked or obstructed or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas or such area used by Lessee's agents, employees or invitees at any time for purposes inconsistent with their designation by Lessor.

 9. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or by the defacing or injury of any part of the building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

10. No person shall disturb occupants of the building by the use of any radios, record players, tape recorders, musical instrument, the making of unseemly noises or any unreasonable use.

11. Nothing shall be thrown out of the windows of the building or down the stairways or other passages.

12. Lessee and its employees, agents and invitees shall park their vehicles only in those parking areas designated by Lessor. Lessee shall furnish Lessor with state automobile license numbers of Lessee's vehicles and its employees' vehicles within five days after taking possession of the leased premises and shall notify Lessor of any charges within five days after such change occurs. Lessee shall not leave any vehicle in a state of disrepair (including without limitation, flat tires, out of date inspection stickers or license plates) on the leased premises or project. If Lessee or its employees, agent or invitees park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Lessor, after giving written notice to Lessee of such violation, shall have the right to remove such vehicles at Lessee's expense.

13. Parking in a parking garage or area shall be in compliance with all parking rules and regulations including any sticker or other identification system established by Lessor. Failure to observe the rules and regulations shall terminate Lessee's right to use the parking garage or area and subject the vehicle in violation of the parking rules and regulations to removal and impoundment. No termination of parking privileges or removal of impoundment of a vehicle shall create any liability on Lessor or be deemed to interfere with Lessee's right to possession of its leased premises. Vehicles must be parked entirely within the stall lines and all directional signs, arrows and posted speed limits must be observed. Parking is prohibited in areas not striped for parking, in aisles, where "No Parking" signs are posted, on ramps, in cross hatched areas, and in other areas as may be designated by Lessor. Parking stickers or other forms of identification supplied by Lessor shall remain the property of Lessor and not the property of Lessee and are not transferable. Every person is required to park and lock his vehicle. All responsibility for damage to vehicles or persons is assumed by the owner of the vehicle or its driver.

14. Movement in or out of the building of furniture or office supplies and equipment, or dispatch or receipt by Lessee of any merchandise or materials which requires use of elevators or stairways, or movement through the building entrances or lobby, shall be restricted to hours designated by Lessor. All such movement shall be under supervision of Lessor and carried out in the manner agreed between Lessee and Lessor by prearrangement before performance. Such prearrangement will include determination by Lessor of time, method, and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the building. Lessee assumes, and shall indemnify Lessor against, all risks and claims of damage to persons and properties arising in connection with any said movement.

15. Lessor shall not be liable for any damages from the stoppage of elevators for necessary or desirable repairs or improvements or delays of any sort or duration in connection with the elevator service.

16. Lessee shall not lay floor covering within the leased premises without written approval of the Lessor. The use of cement or other similar adhesive materials not easily removed with water is expressly prohibited.

17. Lessee agrees to cooperate and assist Lessor in the prevention of canvassing, soliciting and peddling within the building or project.

18. Lessor reserves the right to exclude from the building or project, between the hours of 6:00 p.m. and 7:00 a.m. on week days and all hours on Saturday, Sunday and legal holidays, all persons who are not known to the building or project security personnel and who do not present a pass to the building signed by the Lessee. Each Lessee shall be responsible for all persons for whom he supplies a pass.

19. It is Lessor's desire to maintain in the building or project the highest standard of dignity and good taste consistent with comfort and convenience for Lessees. Any action or condition not meeting this high standard should be reported directly to Lessor. Your cooperation will be mutually beneficial and sincerely appreciated. Lessor reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary, for the safety, care and cleanliness of the leased premises and for the preservation of good order therein.

                            BROKERAGE COMMISSION AGREEMENT

    THIS BROKERAGE COMMISSION AGREEMENT (the "Agreement") is executed this ____ day of June, 1990, by and between VRS REALTY SERVICES - FLORIDA, INC., a Delaware Corporation as agent for SPECTRUM DEVELOPMENT, INC., a Florida corporation (the "Landlord"), and KEYSTONE CORPORATION (the "Broker").

    1. BACKGROUND. Landlord is about to enter into a 10-year Standard commercial Lease with Credit Card Software, Inc., as a tenant, for space in The Spectrum Office Building located at 900 Winderley Place, Maitland, Florida 32751 (the "Lease"). Landlord has previously paid Broker brokerage commissions pursuant to a letter dated December 30, 1985, from Donald L. DeVane, Jr., to Peter Lewis (sic) Louis (the "Letter"). Landlord and Broker have agreed upon a brokerage commission to be payable to Broker in connection with the Lease, which brokerage commission shall be due and payable on the day of the execution of the Lease by both parties.

    2. BROKERAGE COMMISSION. In consideration of the premises contained herein, Landlord agrees to pay Broker a brokerage commission in the amount of $76,500.00 on the day after the full execution of the Lease.

    3. RELEASE OF LANDLORD. Broker hereby releases (i) Landlord, (ii) VRS Realty Services - Florida, Inc., (iii) Credit Card Software, Inc., and (iv) Vantage Properties, Inc. (n/k/a OVPI, Inc.), for itself, and its successors and assigns, from any and all claims, demands, and causes of action against Landlord by reason of Credit Card Software's renewing its Lease (as defined in paragraph 1 above), exercising expansion rights under the Lease, or exercising an option included in the Lease. Broker and Landlord hereby agree that the Letter is of no further force and effect, and Broker hereby agrees that Landlord has no further obligation to pay Broker a commission in connection with space in The Spectrum Office Building, 900 Winderley Place, Maitland, Florida 32751.

    4. RELEASE OF BROKER. Except for a default hereunder, VRS Realty Services -Florida, Inc. and Landlord hereby release Broker from any and all claims, demands and causes of action against Broker by reason of this Agreement and the Lease.

    5. ENTIRE AGREEMENT. This Agreement contains the entire agreement between Landlord and Broker for the brokerage commission due Broker in connection with the full execution of the Lease. All prior negotiations, correspondence and agreements of the parties hereto relative to the brokerage commission due in connection with the Lease are hereby superseded and declared null and void.

Signed in the presence of:              SPECTRUM DEVELOPMENT, INC.
                                        a Florida corporation

                                        By: VRS REALTY SERVICES - FLORIDA, INC.,
                                            A Delaware corporation, as its agent

/s/ [Illegible]
------------------------------------

/s/ [Illegible]                         By: /s/ Donald L. DeVane, Jr.
------------------------------------       -------------------------------------
Two witnesses                              Donald L. DeVane, Jr.
                                           as its president


                                        KEYSTONE CORPORATION


/s/ [Illegible]
-----------------------------------

/s/ [Illegible]                         By:  /s/ Peter S. Louis
------------------------------------       -------------------------------------
Two witnesses                              Peter S. Louis
                                           as its president

                        ADDENDUM ONE (Dated November 5, 1990)

            Lease Dated June 28, 1990 Between Spectrum Development, Inc.,
                            and Credit Card Software, Inc.


    1.   MANDATORY EXPANSIONS:  Mandatory expansions as detailed in
         Article 18 of the Addendum will be changed as follows:

         The effective date of the mandatory expansion of Suite 105
         (2617 rentable square feet) will be changed from October 1, 1990 to April 1, 1991. All other terms and conditions in Article 18 concerning mandatory expansion will remain the same.

    2. PARTIAL CANCELLATION OF SUITE 140: The partial cancellation of Suite 140 which is detailed in Article 19 of the Addendum will be changed as follows:

         Cancellation would be effective ninety (90) days after Suite 105 (Mandatory Expansion) is made available to LESSEE which is April 1, 1991, (as amended above).

         All other terms and conditions of Article 19 will remain the same.


Signed in the presence of:                 VRS REALTY SERVICES-FLORIDA, INC.
                                           as Agent for
                                           SPECTRUM DEVELOPMENT, INC.
                                           a Florida corporation


/s/ Anne Glover                            By:  /s/ Donald L. DeVane, Jr.
-------------------------------------         ---------------------------------
                                               Donald L. DeVane, Jr.
/s/ Carolyn Buzzo                              as VRS Realty Services -
-------------------------------------          Florida, Inc.'s President
Two witnesses

                                           CREDIT CARD SOFTWARE, INC.
                                           a Florida corporation


/s/ Jenny Musser                           By: /s/ Robert M. Klinger
-------------------------------------         ---------------------------------
                                               Robert M. Klinger
/s/ Missy Fisher                               as Credit Card Software, Inc.'s
------------------------------------           as its Executive Vice President
Two witnesses

                                ADDENDUM TWO TO LEASE


    This Addendum Two to Lease is entered into this 6th day of September, 1991 by and between SPECTRUM DEVELOPMENT, INC., a Florida corporation ("Landlord") and CREDIT CARD SOFTWARE, INC. ("Tenant").

    1. BACKGROUND. Pursuant to a Lease, dated June 28, 1990 between Landlord and Tenant, as amended on November 5, 1990 (the "Lease"), Tenant leased space from Landlord at The Spectrum, 900 Winderley Place, Maitland, Florida. Tenant and Landlord desire to amend the Lease as set forth below to allow Tenant to install an uninterruptible power supply in the main electrical switch room (the "Switch Room") at The Spectrum building (the "Spectrum").

    2. INSTALLATION OF POWER SUPPLY. Landlord agrees to allow Tenant to install an uninterruptible power supply in the Switch Room at the Spectrum with some limitations as to the scope of the work. Landlord agrees to the installation of only the following: 1) an 85 KVA power supply weighing 7,520 pounds with dimensions of 72 inches in length by 31 inches in width by 65 inches in height; 2) one bypass switch; 3) one 480 volt circuit breaker panel; and 4) one meter base and meter (hereinafter collectively referred to as the "Equipment"). This Equipment shall be located on and against the north wall of the Switch Room as indicated on attached Exhibit "A". The purpose of the meter base and meter are for the purpose of metering K.W.H. consumption of the Suite 200 computer systems.

    3. INSTALLATION OF A/C UNIT. Landlord agrees to allow Tenant to install a 3 1/2 ton air conditioning unit (the "A/C Unit"). The A/C Unit will have the condensing unit located on the roof of the Spectrum and the evaporator unit located in the Switch Room, as indicated on Exhibit A. The electrical supply to the A/C Unit will be metered through the existing computer room electrical meter. Tenant shall install safety switches and a five inch deep drain pan (the "Drain Pan") to help prevent water spillage from the evaporator unit. The Drain Pan shall have a pump that will pump water into the floor drain of the adjacent mechanical room as indicated on attached Exhibit "A".

    4. AMENDMENTS. Tenant shall obtain Landlord's prior written approval as to any alterations to the scope of the work as identified in this Amendment.

    5. COSTS. Tenant shall pay for the following: 1) Equipment; 2) A/C Unit; 3) all costs, including, but not limited to, installation, permits, and electrical K.W.H. consumption; 4) maintenance, replacement, or removal of the Equipment and A/C Unit; 5) any costs necessary to suppress the noise from the Equipment A/C Unit to an acceptable level to the Landlord; and 6) any other costs or expenses necessary to be incurred as a result of the provisions of this Addendum.

    6. INDEMNIFICATION. Tenant shall add a rider to all insurance policies it owns insuring Landlord's equipment and building against damage, down time, loss of rent, etc. in the event of damage during installation and/or the operation of the Equipment or A/C Unit. Tenant shall indemnify and hold harmless Landlord from and against any liability or claims, damages, or suits, including reasonable attorney's fees, for any injuries to person or damage to the property on or about the leased premises caused by any act or omission of Tenant, its agents, servants, or employees, resulting from the installation, operation and maintenance of the Equipment and A/C Unit.

    Except as modified, all other terms and conditions of the Lease are hereby ratified and confirmed by Landlord and Tenant.

                                           LANDLORD

Signed in the presence of two              VRS REALTY SERVICES-FLORIDA, INC.
witnesses:                                 as Agent for
                                           SPECTRUM DEVELOPMENT, INC.
/s/ Anne E. Glover                         a Florida corporation
-----------------------------------


/s/ Carolyn B. Buzzo                       By:  /s/ Donald L. DeVane, Jr.
-----------------------------------           ---------------------------------
                                              Donald L. DeVane, Jr.
                                              as VRS Realty Services -
                                              Florida, Inc.'s President


                                           TENANT


                                           CREDIT CARD SOFTWARE, INC.
                                           a Florida corporation


                                           By:  /s/ R. P. Monger
-----------------------------------           ---------------------------------

                                              ------------------
-----------------------------------           as its EVP
Two witnesses

                                  [SCHEMATICS CHART]

                               ADDENDUM THREE TO LEASE


    This Addendum Three to Lease is entered into this 1st day of February, 1993, by and between ABR SPECTRUM, LTD., a Florida limited partnership as successor in interest to SPECTRUM DEVELOPMENT, INC., ("Landlord") and CCS TECHNOLOGY GROUP, INC., a Florida corporation f/k/a CREDIT CARD SOFTWARE, INC., a Florida corporation ("Lessee").

                                       RECITAL

    Whereas, the Landlord and Lessee entered into that certain Lease Agreement dated June 18, 1990, as amended on November 5, 1990 and September 6, 1991 (hereinafter collectively the "Lease"), wherein the Lessee leased space from Landlord at The Spectrum Building, 900 Winderley Place, Maitland, Florida 32751. Lessee and Landlord desire to amend the Lease as set forth below.

                                      WITNESSETH

1. Lessee shall surrender possession of Suites 105 and 108 at The Spectrum in good condition to Landlord.

2. Lessee shall lease from Landlord Suite 150 at The Spectrum containing approximately 3,694 rentable square feet pursuant to the same terms and conditions as in the current Lease, except as otherwise modified herein.

3.  Lessee shall be entitled to sublease suite 150 to Mr. Wes
    Benzing (CUSO Management Group, Inc., a Delaware corporation) (hereinafter "Sublessee") under the terms and conditions of that certain Sublease Agreement attached hereto and incorporated herein by this reference. In no event shall Lessee be excused from primary liability under the Lease as amended to Landlord.

4. Suite 150 at The Spectrum will be repainted at the expense of Lessee at a cost not to exceed $1,200.00. Any cost beyond $1,200.00 shall be borne by the Sublessee. Neither Lessee or Landlord will be responsible for any improvements or buildouts to Suite 150 requested by Sublessee under the terms and conditions of this Addendum, the Sublease or the Lease.

5. Lessee's rent roll payment schedule under the Lease shall be amended per the attached Schedule "A".

6. The term of the current Lease between the Landlord and Lessee shall be extended for an additional two (2) years, (i.e. until June 30, 2002). The rental for the additional two (2) years shall be a rate per square foot equal to the average of the two (2) most recent rentals of 2,500 square feet of space similar in design and nature to that of the Lessee's leased premises at the Spectrum prior to June 30, 2000.

7. Landlord grants to Lessee the right of first refusal to purchase The Spectrum Building. The Landlord shall submit to
    Lessee a copy of any viable purchase offer for purchase of The Spectrum Building acceptable to Landlord. Lessee shall have fifteen (15) business days from the date of receipt of said contract to match said offer at that same purchase price, terms and conditions.

8. In all other respects, except as modified herein, all other terms and conditions of the Lease are hereby ratified and confirmed by the Landlord and Lessee.

9. The terms and conditions of this Addendum Three to Lease shall be effective as of the date first above written.

                                           LANDLORD

                                           ABR SPECTRUM, LTD., a Florida limited
                                           partnership, successor in interest to
Signed in the presence of:                 SPECTRUM DEVELOPMENT, INC.
                                           a Florida corporation


/s/ Karen L. Lopez                         By:  /s/ Robert M. Reed
-----------------------------------           ----------------------------------
                                              Robert M. Reed II, as
-----------------------------------           General Partner


                                           LESSEE

                                           CCS TECHNOLOGY GROUP, INC., a
                                           Florida corporation
                                           f/k/a CREDIT CARD SOFTWARE, INC.,
                                           a Florida corporation


/s/ Connie Spencer                         By:  /s/ P. R. Biondo
-----------------------------------           ----------------------------------
                                              P. Richard Biondo, Corporate
/s/ Larry Roberts                                Counsel, Corporate Secretary
-----------------------------------


Acknowledged and consented to this ____ day of ____________________, 1993.

                                           SUBLESSEE:

                                           CUSO MANAGEMENT GROUP, INC.,
                                           a _______________ corporation


------------------------------------        By:---------------------------------
                                              Wes Benzing, as President
------------------------------------

                                ADDENDUM FOUR TO LEASE


    This Addendum Four to Lease is entered into this ____ day of ____________, 1993, by and between ABR SPECTRUM, LTD., a Florida limited partnership as successor in interest to SPECTRUM DEVELOPMENT, INC., ("Lessor") and CCS TECHNOLOGY GROUP, INC., a Florida corporation f/k/a CREDIT CARD SOFTWARE, INC., a Florida corporation ("Lessee").

                                       RECITAL

    Whereas, the Lessor and Lessee entered into that certain Lease Agreement dated June 28, 1990, as amended on November 5, 1990, September 6, 1991, and January 29, 1993 (hereinafter referred to collectively as the "Lease"), wherein the Lessee leased space from Lessor at The Spectrum Building, 900 Winderley Place, Maitland, Florida 32751. Lessee and Lessor desire to amend the Lease as set forth below, effective October 1, 1993.

                                      WITNESSETH

1. Lessee shall surrender possession of, and all rights to, Suite 104 containing 2,564 rentable square feet, Suite 116 containing 1,121 rentable square feet and Suite 120 containing 7,035 rentable square feet for a total of 10,720 rentable square feet, at The Spectrum in good condition to Lessor.

2. Lessee shall lease from Lessor Suite 215 at The Spectrum containing approximately 9,070 rentable square feet, and a portion of Suite 240 containing approximately 1,859 rentable square feet as indicated on the attached building floor plan, pursuant to the same terms and conditions as in the current Lease, except as otherwise modified herein.

3. Construction of the demising wall for Suite 240 shall be at the sole expense of Lessor. Lessor also shall build out three (3) offices, recarpet and paint Suite 240. all other Tenant Improvements shall be the sole responsibility of Lessee.

4. The rental rate for the last two years of the existing Lease Term (7/1/100 -6/30/02) shall be at a rate per square foot equal to the average of the two (2) most recent rentals of at least 2,500 square feet of space similar in design and nature to that of the Lessee's leased premises at The Spectrum prior to June 30, 2000, but in no event shall the annual rental rate be less than $16.50 per rentable square foot.

5. In all other respects, except as modified herein, all other terms and conditions of the Lease are hereby ratified and confirmed by the Lessor and Lessee.

6. The terms and conditions of this Addendum Four to Lease shall be effective as of the date first above written.


                                         LESSOR:

                                         ABR SPECTRUM, LTD., a Florida limited
                                         partnership, successor in interest to
Signed in the presence of:               SPECTRUM DEVELOPMENT, INC.
                                         a Florida corporation


                                         By:
-----------------------------------         ------------------------------------
                                            Robert M. Reed II, as
-----------------------------------         General Partner


                                         LESSEE:

                                         CCS TECHNOLOGY GROUP, INC.,
                                         a Florida corporation f/k/a
                                         CREDIT CARD SOFTWARE, INC.,
                                         a Florida corporation


                                         By:
-----------------------------------         ------------------------------------

-----------------------------------

                                      ADDENDUM V

                        MODIFICATION AND RATIFICATION OF LEASE


    THIS MODIFICATION AND RATIFICATION OF LEASE is made and entered into by and between ABR SPECTRUM, LTD. (Lessor) and CCS TECHNOLOGY GROUP, INC., a Florida corporation (Lessee) for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, receipt of which is hereby acknowledged.

    Lessor and Lessee hereby confirm and ratify, except as modified below, all of the terms, conditions and covenant in that certain written Addendum Four to Lease dated November 17, 1993, for the rental of the following described property:

     Suite 215 containing 9,070 rentable square feet; Suite 228 containing 2,016 rentable square; and that portion of Suite 232 containing 893 rentable square feet of office space located at The Spectrum Building, 900 Winderley Place, Maitland, Florida 32751.

                                      WITNESSETH

1. PARAGRAPH 3, RELOCATION: This Addendum V shall serve as notice that Lessor is officially relocating Lessee from Suite 232 consisting of 893 rentable square feet, of which Lessee never occupied, to Suite 240.

2. PARAGRAPH 2: Suite 215, identified as 9,070 rentable square feet, is hereby modified to reflect that the suite consists of 7,540 rentable square feet, leaving a difference of 1,530 rentable square feet. This 1,530 rentable square feet shall be provided to Lessee, along with the relocation space as described in Paragraph 1 of this Modification, in that portion of Suite 240 as indicated on Exhibit "A" attached hereto and made a part of this Addendum V.

    With the provisions of this Addendum, Suite 240 shall now consist of 2,433 rentable square feet.

    All other terms and conditions of Addendum Four to Lease dated November 17, 1993 shall remain in full force and effect.

SIGNED THIS 14 day of March, 1994.

WITNESSES AS TO LESSOR:                  LESSOR:
                                         ABR SPECTRUM, LTD.

/s/ Sylvia Damiano                       By:  /s/ Robert M. Reed
-----------------------------------         -----------------------------------
                                              Robert M. Reed, II
-----------------------------------

                                         Its: General Partner
                                             ----------------------------------

WITNESSES AS TO LESSEE:                  LESSEE:
                                         CCS TECHNOLOGY GROUP, INC.,
/s/ Rolland E. Hunter                    a Florida corporation
-----------------------------------

/s/ P. R. Biondo                         By:  /s/ Jennifer R. Musser
-----------------------------------         ------------------------------------

                                         Its: Treasurer
                                             ----------------------------------

                                        [MAP]

                                      ADDENDUM VI

                            MODIFICATION AND RATIFICATION


This modification and ratification of LEASE is made and entered into by and between ABR SPECTRUM, LTD, a Florida limited partnership, as successor in interest to SPECTRUM DEVELOPMENT, INC. ("Lessor") and CCS TECHNOLOGY GROUP, INC., a Florida corporation formerly known as CREDIT CARD SOFTWARE, INC., a Florida corporation ("Lessee") for and in consideration of ten dollars ($10.00) and other good and valuable consideration, receipt of which is hereby acknowledged.

                                       RECITAL

Lessor and Lessee hereby confirm and ratify, except as modified below, all of the terms, conditions, and covenants in that certain written Lease Agreement dated June 28, 1990, as amended on November 5, 1990, September 6, 1991, January 29, 1993 and November 17, 1993 (hereinafter referred to collectively as the "Lease"), wherein the Lessee leased space from Lessor at The Spectrum Building, 900 Winderley Place, Maitland, Florida 32751. Lessee and Lessor desire to amend the Lease as set forth below, effective April 1, 1994.

     1. Lessee shall surrender possession of, and all rights to, Suite 116, containing 1,121 rentable square feet, at The Spectrum Building. Lessee has inspected the premises and agrees to accept them "as is". Lessee agrees to remove all remaining furniture from said premises.

     2.  Lessee shall lease from Lessor Suite 234 at The Spectrum
     Building, containing approximately 653 rentable square feet, and 468 rentable square feet of the existing 526 rentable square feet, currently known as Suite 248, as indicated on the attached building floor plan, pursuant to the same terms and conditions as in the current Lease, except as otherwise modified herein.

     3. RELOCATION: Upon thirty (30) days written notice, Lessor may relocate Lessee from Suite 248 to another available suite in the building on the Second Floor which is 468 rentable square feet or larger.

     4. In all other respects, except as modified herein, all other terms of the Lease are hereby ratified and confirmed by the Lessor and Lessee.

Signed this 12 day of April, 1994.

                                      LESSOR

                                      ABR SPECTRUM, LTD., a Florida
                                      limited partnership, successor in interest
Signed in the presence of:            to SPECTRUM DEVELOPMENT, INC.
                                      a Florida corporation

/s/ Martin W. Brennan                  By:  /s/ Robert M. Reed
-----------------------------------       --------------------------------------
                                          Robert M. Reed II, as
-----------------------------------       General Partner


                                       LESSEE:

                                       CCS TECHNOLOGY GROUP, INC.,
                                       a Florida corporation a/k/a
                                       CREDIT CARD SOFTWARE, INC.,
                                       a Florida corporation

/s/ Carol A. Wordruff                  By:  /s/ Jennifer R. Musser
-----------------------------------       --------------------------------------

/s/ Rolland E. Hunter
----------------------------------

                                        [MAP]

CREDIT CARD SOFTWARE (SPECTRUM BUILDING)
PROPOSED REVISED RENT PAYMENT SCHEDULE

                                      SCHEDULE A

TOTAL LEASED SPACE . . . . . 56,195

                                      PROPOSED
                                        RENT
YEAR       RATE      RENT OWNED        PAYMENT        ANNUAL DIFF      CUM. DIFF.
---------------------------------------------------------------------------------
1                     $522,233.00      $522,233.00           $0.00

2                     $522,233.00      $522,233.00           $0.00

Suite 105              $58,064.70       $58,064.70           $0.00
                    ----------------------------------------------
                    $1,102,530.70    $1,102,530.70           $0.00
                    ----------------------------------------------
3          $18.46   $1,037,359.70      $636,795.00    ($400,564.70)   ($400,564.70)

4                   $1,037,359.70      $905,664.00    ($131,695.70)   ($532,260.40)

5          $19.20   $1,078,944.00    $1,041,504.00     ($37,440.00)   ($569,700.40)

6                   $1,078,944.00    $1,174,419.00     $l95,475.00    ($474,225.40)

7          $19.97   $1,122,214.15    $1,230,150.00     $107,935.85    ($366,289.55)

8                   $1,122,214.15    $1,251,750.00     $129,535.85    ($235,753.70)

9          $20.77   $1,167,170.15    $1,270,784.00     $103,613.85    ($133,139.85)

10                  $1,167,170.15    $1,300,310.00     $133,139.35           $0.00
                    ----------------------------------------------
                    $8,811,376.00    $8,811,376.00           $0.00
                    ----------------------------------------------
                    $9,913,906.70    $9,913,906.70           $0.00
                    ----------------------------------------------
                    ----------------------------------------------

*   Does not include sales tax
    75,000 thru June 30, 1993 starting October 1992